Exhibit 5.1

September 29, 2021

Thrive Acquisition Corporation
Riverside Center
275 Grove Street, Suite 2-400
Newton, MA 02466

Re: Thrive Acquisition Corporation

Registration Statement on Form S-1

We have acted as counsel to Thrive Acquisition Corporation (the “Company”), in connection with its registration under the Securities Act of 1933, as amended (the “Securities Act”), on a Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission (the “Commission”) on September 9, 2021 and amended by Amendment No. 1 thereto (as so amended, the “Registration Statement”), of 17,250,000 units of the Company, including the underwriters’ over-allotment option to purchase an additional 2,250,000 units (collectively, the “Units”), with each Unit consisting of one Class A ordinary share, par value $0.0001 per share (the “Class A Ordinary Shares”) of the Company and one-half of one redeemable warrant of the Company to purchase one Class A Ordinary Share (collectively, the “Warrants”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and officers of the Company. We have also relied, to the extent we have determined such reliance to be appropriate, without independent investigation and with the permission of Maples and Calder (Cayman) LLP, on the opinion of Maples and Calder (Cayman) LLP, dated of even date herewith, as Cayman Islands counsel to the Company, which is filed as Exhibit 5.2 to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including:

(i) the form of Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and between the Company and BTIG, LLC as representative of the underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Units, filed as Exhibit 1.1 to the Registration Statement;

(ii) the Specimen Unit Certificate, filed as Exhibit 4.1 to the Registration Statement;

(iiii) the Specimen Warrant Certificate, filed as Exhibit 4.3 to the Registration Statement;

(iv) the form of Warrant Agreement proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”) pursuant to which the Warrants will be issued (the “Warrant Agreement”), filed as Exhibit 4.4 to the Registration Statement;

(viii) the Registration Statement and the exhibits thereto; and

(ix)such other instruments, documents, statements and records of the Company and others as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

In connection with this opinion, we have assumed at all applicable times the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have also assumed that (a) the Company is, and at all times will be, duly organized and in good standing under the laws of the Cayman Islands and has or will have the corporate power and authority, (b) the Company is and will be duly authorized by all requisite corporate action (of the Company’s Board of Directors or otherwise), and will have all approvals necessary under the laws of the Cayman Islands, to enter into and perform its obligations under and, in respect of, the Units and the Warrants, and under and in respect of the Warrant Agreement, the Underwriting Agreement and all other agreements and instruments under which any such Units or Warrants shall be offered or issued (collectively, with the Units and the Warrants, the “Transaction Documents”), (c) each of the Transaction Documents will be duly executed and delivered under the laws of the Cayman Islands (as applicable thereto), and (d) none of the Transaction Documents will violate the laws of the Cayman Islands. With respect to all documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power and authority, corporate or other, to enter into and perform all obligations thereunder and have also assumed the valid existence of such parties, the due authorization by all requisite action, corporate or other, of such parties, and the execution and delivery by such parties of such documents.

Our opinions expressed below are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit, and (vii) any laws except the laws of the State of New York. In addition, we do not express any opinion with respect to the enforceability of any provision contained in any agreements relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant differences exist between the laws upon which our opinions are based and any other laws which may actually govern.

Subject to the assumptions, qualifications and limitations identified in this letter, we advise you that, in our opinion, provided that (a) the Underwriting Agreement shall have been executed and delivered by the Company and the Underwriters, (b) the Warrant Agreement shall have been executed and delivered by the Company and the Warrant Agent, (c) the Warrants shall have been executed and delivered by the Warrant Agent upon payment of the agreed upon consideration therefor, (d) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, and (e) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities shall have been obtained:

1. The Units will, upon delivery thereof and payment therefor by the Underwriters in accordance with the Underwriting Agreement, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

2. The Warrants included in the Units will, upon delivery thereof and payment for the Units by the Underwriters in accordance with the Underwriting Agreement, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Our opinions expressed above are limited to all of the limitations and qualifications contained herein. Our opinions expressed above are limited to the laws of the State of New York, and we do not express any opinion herein concerning any other law. In addition, we express no opinion herein concerning any statutes, ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative action at the federal, state or regional level). This opinion is given as of the date hereof and as of the effective date of the Registration Statement and we assume no obligation to advise you of changes that may thereafter occur or be brought to our attention.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the offering of the Units.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are experts within the meaning of Section 11 of the Securities Act or included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ KATTEN MUCHIN ROSENMAN LLP

KATTEN MUCHIN ROSENMAN LLP